                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                      VWR SCIENTIFIC PRODUCTS CORPORATION
                                       AT

                              $37.00 NET PER SHARE

                                       BY

                              EM SUBSIDIARY, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                         EM LABORATORIES, INCORPORATED,
                           AN INDIRECT SUBSIDIARY OF

                         MERCK KGaA, DARMSTADT, GERMANY

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON TUESDAY, JULY 13, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 14, 1999, (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, constitute the "Offer") relating to the Offer by EM Subsidiary, Inc., a Pennsylvania corporation ("Purchaser"), a wholly owned subsidiary of EM Laboratories, Incorporated, a New York corporation ("Parent"), which is an indirect subsidiary of Merck KGaA, Darmstadt, Germany, a German company, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of VWR Scientific Products Corporation, a Pennsylvania corporation (the "Company"), (other than Shares held by Parent, Purchaser or any affiliates thereof) at a purchase price of $37.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $37.00 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is being made for all outstanding Shares (other than Shares held by Parent, Purchaser or any affiliates thereof).

          3. The Board of Directors of the Company (i) has approved (by unanimous vote of directors who are not representatives of Parent and its affiliates) each of the Offer, the Merger, and the Merger Agreement and the Shareholder Agreement (each, as defined below), (ii) has determined that the terms of each of the Offer and the Merger, are fair to, and in the best interest of, the Company and its shareholders (other than Parent and its affiliates) and (iii) recommends that the shareholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is being made pursuant to an Agreement and Plan of
     Merger, dated as of June 8, 1999 (the "Shareholder Agreement") (the "Merger Agreement"), by and among Parent, Purchaser and the Company, pursuant to which, following the consummation of the Offer, Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). At the effective time
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     of the Merger, each outstanding Share not tendered (other than Shares owned by Parent, Purchaser, the Company or any of their subsidiaries, or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Pennsylvania law) will be converted into the right to receive in cash $37.00 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. Parent and Purchaser have also entered into a Shareholder Agreement, dated as of June 8, 1999, with certain shareholders of the Company (the "Share Tender Parties"), pursuant to which, among other things, each Share Tender Party has agreed to tender in the Offer upon the terms and subject to the conditions of such Shareholders Agreement, all the Shares owned by such Share Tender Parties. These Shares represent approximately 2.5% of the outstanding Shares (determined on a fully diluted basis) as of June 8, 1999. Parent and its affiliates own approximately 49.9% of the outstanding Shares.

          6. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, July 13, 1999 (the "Expiration Date"), unless the Offer is extended.

          7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          8. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares representing at least a majority of the outstanding Shares, excluding any Shares held by Parent, Purchaser or any affiliate thereof,
     (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar applicable foreign laws, (iii) compliance with Section 721 of Title VII of the Defense Production Act of 1950, as amended, known as the Exon-Florio provisions, and (iv) the satisfaction or waiver of other certain conditions to the obligations of Purchaser and the Company to consummate the Offer and the transactions contemplated by the Merger Agreement.

     For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchase, Shares validly tendered and not properly withdrawn as of the Expiration Date when Purchaser gives notice to IBJ Whitehall Bank & Trust Company (the "Depositary") of the Purchaser's acceptance for payment of such Shares. Payment for Shares purchased pursuant to the Offer will be made by deposit of the purchase price with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from Purchaser and transmitting payment to tendering stockholders whose Shares have been accepted for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates representing Shares ("Share Certificates") (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares) into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in
Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates or Book Entry Confirmations are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     The Offer is being made solely by the Offer to Purchase and related Letter of Transmittal and any auxiliary documents thereto and is being made to all holders of Shares. Purchaser is not aware of any state where the making of Offers is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                      VWR SCIENTIFIC PRODUCTS CORPORATION
                                       BY

                              EM SUBSIDIARY, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF

                         EM LABORATORIES, INCORPORATED,
                           AN INDIRECT SUBSIDIARY OF

                         MERCK KGaA, DARMSTADT, GERMANY

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 14, 1999, (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, constitute the "Offer") pursuant to an offer by EM Subsidiary, Inc., a Pennsylvania corporation, a wholly-owned subsidiary of EM Laboratories, Incorporated, a New York corporation, which is an indirect subsidiary of Merck KGaA, Darmstadt, Germany, a German company to purchase all outstanding shares (other than Shares held by Parent, Purchaser or any affiliate thereof) of common stock, par value $1.00 per share (the "Shares"), of VWR Scientific Products Corporation, a Pennsylvania corporation, at a purchase price of $37.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Date:
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                       NUMBER OF SHARES TO BE TENDERED:*

                          --------------------- SHARES

                                   SIGN HERE
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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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               TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR
  YOUR ACCOUNT ARE TO BE TENDERED.